Exhibit 99.1

Soluna and Sazmining Announce 3 MW Bitcoin Mining Operation at Project Dorothy 1B

Marks Sazmining’s second U.S. deployment, with potential to scale subject to customer demand and capacity availability

ALBANY, NY, April 28, 2026 – Soluna Holdings, Inc. (“Soluna” or the “Company”) (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, including Bitcoin mining and AI, today announced a partnership with Sazmining, a pioneer in Bitcoin Mining as a Service (BMaaS). The collaboration will support Sazmining’s second U.S.-based mining operation with an initial 3 MW deployment at Soluna’s Project Dorothy 1B. The partnership has the potential to scale over time, subject to customer demand and facility availability.

“We’re excited to welcome Sazmining to Project Dorothy and support their continued U.S. expansion,” said John Belizaire, CEO of Soluna. “As Project Dorothy evolves to support both Bitcoin mining and AI workloads, partnerships like this highlight our ability to convert stranded renewable energy into high-performance computing across multiple use cases.”

Project Dorothy, located in West Texas, is powered by the 150 MW Briscoe Wind Farm, which Soluna recently acquired as part of its strategy to vertically integrate power generation and computing infrastructure. With full ownership of the energy source, the company is advancing development across the broader Dorothy campus, including a planned third phase that the Company expects could deliver up to 300 MW of compute capacity for AI workloads.

“This is exactly the kind of partnership that proves Bitcoin mining is a net positive for energy grids,” said Kent Halliburton, CEO and Co-Founder of Sazmining. “We’re not just showing up in Texas and plugging in; we’re maximizing the value of a carbon-free energy asset. That unique alignment between Bitcoin miners and energy producers is what this industry should look like moving forward.”

For more on Soluna’s data center projects, please visit www.solunacomputing.com. To learn more about Sazmining’s Bitcoin Mining as a Service offering, visit www.sazmining.com

Safe Harbor Statement by Soluna

This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to future events regarding our business, our expectations with respect to Sazmining’s initial 3 MW deployment, the potential demand for additional capacity at Project Dorothy 1B, the planned development and capacity of the third phase of Project Dorothy, and other statements that are predictive in nature. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident,” and similar statements. Soluna may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (“SEC”), in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Statements that are not historical facts, including but not limited to statements about Soluna’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the SEC. All information provided in this press release is as of the date of the press release, and Soluna undertakes no duty to update such information, except as required under applicable law.

About Soluna Holdings, Inc. (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower, using computing as a catalyst. The Company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

●	LinkedIn: https://www.linkedin.com/company/solunaholdings/
●	X (formerly Twitter): x.com/solunaholdings
●	YouTube: youtube.com/c/solunacomputing
●	Newsletter: bit.ly/solunasubscribe
●	Resource Center: solunacomputing.com/resources

Soluna regularly posts important information on its website and encourages investors and potential investors to consult the Soluna investor relations and investor resources sections of its website regularly.

About Sazmining

Sazmining is pioneering a new era of Bitcoin Mining as a Service (BMaaS), where customers fully own their miners, rigs run on renewable energy, and incentives are perfectly aligned. Clients mine “wild sats” with direct-to-wallet payouts independent of exchanges, middlemen, or custodians. Sazmining operates data centers across North America, South America, Europe, and Africa, and is the only BMaaS provider to offer an annual rig performance guarantee. For media inquiries, contact media(at)sazmining(dot)com.

Contact

Public Relations

West of Fairfax for Soluna

Soluna@westof.co